EXHIBIT 99.1
                              PRESS RELEASE OF REGISTRANT DATED OCTOBER 31, 2002

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                     LIGHTPATH TECHNOLOGIES, INC. ANNOUNCES
                 FIRST QUARTER OF FISCAL 2003 FINANCIAL RESULTS
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                              FOR IMMEDIATE RELEASE

(OCTOBER 31, 2002) ORLANDO, FL. LightPath Technologies, Inc. (NASDAQ: LPTH), manufacturer and integrator of families of precision molded aspheric optics, high performance fiber-optic collimators, isolators and advanced manufacturing technologies, announced financial results for the first quarter of the fiscal year ending June 30, 2003.

For the quarter ended September 30, 2002, the Company reported total revenues of $1.6 million compared to total revenues of $3.5 million for the first quarter of the previous fiscal year, a decrease of approximately 52%. Net loss and net loss applicable to common shareholders for the quarter was $8.1 million, or $(0.39) per common share, which includes approximately $4.4 million in non-cash charges including the $3.4 million write down of our investment in LightChip, the amortization of acquisition intangible assets and stock-based compensation expense. In addition, approximately $319,000 in consolidation and relocation expenses were recorded during the quarter, of which approximately $135,000 were asset impairment charges. Excluding the non-cash charges and other charges, which contributed $(0.22) to the net loss per share, the net loss per common share would have been $(0.17) for the first quarter of fiscal 2003. Effective July 1, 2002, LightPath adopted Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," and no longer amortizes goodwill. As of the date of adoption, LightPath had unamortized goodwill of approximately $2.3 million which is subject to the transition provisions of SFAS 142. There was no goodwill amortization expense for the first quarter of fiscal 2003, whereas goodwill amortization amounted to approximately $0.4 million or $(0.02) per applicable common share for the first quarter of fiscal 2002. LightPath is in the process of completing the transitional impairment analysis required by SFAS 142 and if any transitional impairment loss adjustments are required, they will be recorded prior to the end of fiscal 2003. For the first quarter of fiscal 2002, the Company reported a net loss applicable to common shareholders of $10.4 million, which included $5.5 million in non-cash charges and $1.2 million of expenses related to litigation settlement, resulting in a net loss of $(0.54) per applicable common share. Excluding the non-cash and litigation charges, which contributed $(0.35) per share, the net loss per applicable common share would have been $(0.19) for the first quarter of fiscal 2002.

For the first quarter of fiscal 2003, cash used for operations was $4.1 million, however $1.2 million of the usage was due to the payment of the cash settlement in the Delaware action and $0.6 million was used for the consolidation and

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relocation of sites.  Adjusted cash used for  operations  was $2.3 million which was comparable to the fourth quarter of fiscal 2002, even though revenues decreased significantly.

Ken Brizel, President and CEO of LightPath, "LightPath is undergoing many changes. Over the last four years LightPath along with the entire optical industry has focused and chased revenue opportunities in the telecommunications space. With very little attention for the last two years, LightPath's non-telecom market opportunities have consistently delivered revenue between $1 million to $1.25 million per quarter. This last quarter was not any different. LightPath has strategically held onto and developed new optical products and technologies for the broader range of optical markets. While we still maintain all of our leading technologies and support all of our valued telecom customers, in the last quarter we have refocused our efforts toward the development and support of optical applications covering the defense, medical, datacom, industrial and instrumentation markets. Along with the many optical technologies that LightPath brings to market, we have begun to deliver higher level value added assemblies to our customers. LightPath has reorganized and consolidated for cost reduction, refocused its sales, marketing and engineering teams toward non-telecom optical opportunities and re-energized the entire Company for success. With a reduced cash burn-rate, no debt and a solid customer base, we are very well positioned for future growth while driving for cash flow break even during this fiscal year."

LightPath manufactures precision molded aspheric optics, proprietary collimator assemblies, GRADIUM(R) glass products and other optical products at its headquarters in Orlando. The Company provides packaging solutions and manufactures laser components utilizing proprietary automation technology in Walnut, California. The Company has 55 U.S. patents, plus 8 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 33 patents with 24 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

Contacts:           Ken Brizel, President & CEO of LightPath
                    Donna Bogue, CFO of LightPath
                    LightPath Technologies, Inc. (407) 382-4003
                    Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                          LIGHTPATH TECHNOLOGIES, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                           SEPTEMBER 30
                                                   ----------------------------
                                                       2002            2001
                                                   ------------    ------------
Revenues                                           $  1,644,983    $  3,458,046
Cost of sales                                         2,243,251       3,113,767
Selling, general and administrative                   2,027,917       3,837,268
Research and development                                933,789       2,052,454
Stock-based compensation                                 37,694       2,829,775
Asset impairment                                      3,537,791              --
Amortization of goodwill and intangibles                807,682       2,690,756
Consolidation and relocation expense                    199,113              --
                                                   ------------    ------------
Operating loss                                       (8,142,254)    (11,065,974)
Other income, net                                        84,743         709,723
                                                   ------------    ------------
Net loss                                           $ (8,057,511)   $(10,356,251)
Net loss applicable to common shareholders         $ (8,057,511)   $(10,381,860)
                                                   ============    ============

Basic and diluted net loss per share               $      (0.39)   $      (0.54)
                                                   ============    ============

Number of shares used in per share calculation       20,677,071      19,371,167
                                                   ============    ============

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                          LIGHTPATH TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                     SEPTEMBER 30     JUNE 30
                                                         2002           2002
                                                     ------------   ------------
Cash and cash equivalents                            $  9,047,164   $ 13,177,624
Trade account receivable, net                           1,101,265      1,560,198
Inventories                                             2,338,915      2,403,644
Other current assets                                      988,226      1,531,367
                                                     ------------   ------------
  Total current assets                                 13,475,570     18,672,833
Property and equipment, net                             6,029,937      6,664,374
Goodwill and intangibles, net                           7,256,525      8,054,179
Investment in LightChip, Inc. and other assets            171,226      3,585,842
                                                     ------------   ------------
    Total assets                                     $ 26,933,258   $ 36,977,228
                                                     ============   ============

Accounts payable                                     $    533,957   $  1,002,374
Other current liabilities                               1,976,775      3,532,511
                                                     ------------   ------------
    Total current liabilities                           2,510,732      4,534,885

Stockholders' equity                                   24,422,526     32,442,343
                                                     ------------   ------------
      Total liabilities and stockholders' equity     $ 26,933,258   $ 36,977,228
                                                     ============   ============

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                          LIGHTPATH TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                         (UNAUDITED) THREE MONTHS ENDED

                                                   SEPTEMBER 30    SEPTEMBER 30
                                                       2002            2001
                                                   ------------    ------------

Cash and cash equivalents at end of period         $  9,047,164    $ 24,986,816
                                                   ============    ============

Net loss adjusted for noncash charges                (3,180,706)     (4,092,029)
Net cash (used) provided for working capital           (934,840)        800,293
                                                   ------------    ------------
Net cash used for operations                       $ (4,115,546)   $ (3,291,736)
Net cash used in investing activities                    (3,977)       (878,170)
Net cash used in financing activities                   (10,937)       (116,312)
                                                   ------------    ------------
Total cash decrease during the period              $ (4,130,460)   $ (4,286,218)
                                                   ------------    ------------

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